  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 20, 1996
                                                    REGISTRATION NO. 333-15447

=============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                    ------
                                Post-Effective
                              Amendment No. 2 to
                                   FORM S-1
                            REGISTRATION STATEMENT
                                    Under
                          THE SECURITIES ACT OF 1933
                                    ------
                              INTELLICELL CORP.
            (Exact name of registrant as specified in its charter)

           Delaware                              5065                         95-4467726
 (state or other jurisdiction         (Primary standard industrial         (I.R.S. employer
of incorporation or organization)       classification number)           identification number)

                           6929 Hayvenhurst Avenue
                              Van Nuys, CA 91406
                                (818) 906-7777
   (Address, including zip code, and telephone number, including area code, of registrant's principal place of business and executive offices)
                                    ------

                             Ben Neman, President
                              Intellicell Corp.
                           6929 Hayvenhurst Avenue
                              Van Nuys, CA 91406
                                (818) 906-7777
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                                    ------

                                  Copies to:

                             Robert J. Mittman, Esq.
                              Tenzer Greenblatt LLP
                              405 Lexington Avenue
                            New York, New York 10174
                          Telephone No. (212) 885-5000
                          Telecopier No. (212) 885-5001

                                     ------

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. / /

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                                    ------

   The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

=============================================================================

                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

SEC registration  .........................................       $  4,489.91
NASD fee  .................................................          2,093.39
Nasdaq listing fee  .......................................         10,000.00
Printing and engraving costs  .............................         50,000.00
Legal fees and expenses  ..................................        150,000.00
Accounting fees and expenses  .............................        500,000.00
Blue Sky fees and expenses  ...............................         40,000.00
Transfer agent and registrar fees and expenses.............          3,500.00
Miscellaneous  ............................................       $ 39,916.70
                                                                  ------------
  Total  ..................................................       $800,000.00
                                                                  ============

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   Section 145 of the General Corporation Law of the State of Delaware provides for the indemnification of officers and directors under certain circumstances against expenses incurred in successfully defending against a claim and authorizes Delaware corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director.

   Section 102(b) of the Delaware General Corporation Law permits a corporation, by so providing in its certificate of incorporation, to eliminate or limit director's liability to the corporation and its stockholders for monetary damages arising out of certain alleged breaches of their fiduciary duty. Section 102(b)(7) provides that no such limitation of liability may affect a director's liability with respect to any of the following: (i) breaches of the director's duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not made in good faith or which involve intentional misconduct of knowing violations of law; (iii) liability for dividends paid or stock repurchased or redeemed in violation of the Delaware General Corporation law; or (iv) any transaction from which the director derived an improper personal benefit. Section 102(b)(7) does not authorize any limitation on the ability of the corporation or its stockholders to obtain injunction relief, specific performance or other equitable relief against directors.

   Article Nine of the Company's Certificate of Incorporation and the Company's By-laws provide that all persons who the Company is empowered to indemnify pursuant to the provisions of Section 145 of the General Corporation law of the State of Delaware (or any similar provision or provisions of applicable law at the time in effect), shall be indemnified by the Company to the full extent permitted thereby. The foregoing right of indemnification shall not be deemed to be exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

   Article Ten of the Company's Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for any monetary damages for breaches of fiduciary duty of loyalty to the Company or its stockholders' (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing-violation of law; (iii) under Section 174 of the General Corporation of Law of the State of Delaware; or (iv) for any transaction from which the director derived an improper personal benefit.

   Insofar as indemnification for liabilities under the Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

   Reference is made to the Underwriting Agreement, the proposed form of which is filed as Exhibit 1.1, pursuant to which the Underwriters agree to indemnify the directors and certain officers of the Registrant and certain other persons against certain civil liabilities.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

   The Company issued 2,030,000 shares of Common Stock to Mr. Ben Neman pursuant to a reincorporation in a transaction exempt from registration under
Section 4(2) of the Securities Act.

ITEM 16. EXHIBITS.

   (a)Exhibits



   Exhibit
   Number     Description
 -----------   -----------
     1.1      Underwriting Agreement
     3.1      Certificate of Incorporation
     3.2      Certificate of Merger and Plan and Agreement of Merger, between Cellular Telecom Corporation, a California corporation, and the Registrant
     3.3      Bylaws
     4.1      Specimen form of Common Stock Certificate
     4.2      Form of Representative's Warrant Agreement
     5.1      Opinion of Tenzer Greenblatt LLP
    10.1      Form of 1996 Stock Option Plan of Registrant
    10.2      Form of Employment Agreement between the Registrant and Ben Neman
    10.3      Form of Employment Agreement between the Registrant and James E. Bunting
    10.4      Lease Agreement between the Registrant and California Cosmetics
    10.5      Credit Facility and Security Agreement, dated June 18, 1996, by and between the Registrant and CIT Group/Credit
              Finance, Inc., and related documents
    23.1      Consent of Tenzer Greenblatt LLP (included in Exhibit 5.1)
    23.2      Consent of Richard A. Eisner & Company, LLP
    24.1      Power of Attorney (included in the Registration Statement)
    27        Financial Data Schedule*


------
* Filed herewith

ITEM 17. UNDERTAKINGS.

   The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser, and:

     (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement;

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

       (ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed the initial bona fide offering thereof.

     (3) To remove by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrar pursuant to any arrangement, provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (4) The undersigned Registrant hereby undertakes that:

       (i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or 47(h) under the Securities Act is part of this Registration Statement as of the time it was declared effective.

       (ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement for the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and has duly caused Post-Effective Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, in the City of Van Nuys, State of California, on the 20th day of December, 1996.
                                            INTELLICELL CORPORATION

                                            By: /s/ Ben Neman
                                            ---------------------------------
                                                Ben Neman, President


   KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ben Neman and James E. Bunting, jointly and severally, as his true and lawful attorney-in-fact and agent, each will full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each said attorney-in- fact or agent or substitute lawfully does or causes to be done by virtue hereof.


   Pursuant to the requirements of the Securities Act of 1933, as amended, Post-Effective Amendment No. 2 to this Registration Statement on Form S-1 has been signed below by the following persons in the capacities and on the dates indicated:

              Signature                                Title                          Date
             -----------                               -----                          -----
/s/ Ben Neman
------------------------------------  Chairman of the Board; President          December 20, 1996
Ben Neman                             and Chief Executive Officer
                                      (Principal Executive Officer)
               *
------------------------------------  Executive Vice President;                 December 20, 1996
James E. Bunting                      Chief Operating Officer;
                                      Chief Financial Officer
                                      (Principal Accounting Officer)
                                      and Director

               *
------------------------------------  Director                                  December 20, 1996
Vinay Sharma

                                      Director                                  December   , 1996
------------------------------------
Elliot B. Broidy


*By:   /s/ Ben Neman
    -------------------------------
    Ben Neman, as Attorney-in-Fact

                                EXHIBIT INDEX

   Exhibit
   Number     Description                                                                                 Page
 -----------  ------------                                                                             --------

     1.1      Underwriting Agreement
     3.1      Certificate of Incorporation
     3.2      Certificate of Merger and Plan and Agreement of Merger, between Cellular Telecom Corporation, a California corporation, and the Registrant
     3.3      Bylaws
     4.1      Specimen form of Common Stock Certificate
     4.2      Form of Representative's Warrant Agreement
     5.1      Opinion of Tenzer Greenblatt LLP
    10.1      Form of 1996 Stock Option Plan of Registrant
    10.2      Form of Employment Agreement between the Registrant and Ben Neman
    10.3      Form of Employment Agreement between the Registrant and James E. Bunting
    10.4      Lease Agreement between the Registrant and California Cosmetics
    10.5      Credit Facility and Security Agreement, dated June 18, 1996, by and between the Registrant and CIT Group/Credit Finance, Inc., and related documents
    23.1      Consent of Tenzer Greenblatt LLP (included in Exhibit 5.1)
    23.2      Consent of Richard A. Eisner & Company, LLP
    24.1      Power of Attorney (included in the Registration Statement)
    27        Financial Data Schedule

------
* Filed herewith